CrowdStrike Reports Second Quarter Fiscal Year 2022 Financial Results

Achieves ending ARR of $1.34 billion driven by record net new ARR of $151 million and adds a record 1,660 net new subscription customers in the quarter

SUNNYVALE, Calif., August 31, 2021 -- CrowdStrike Holdings, Inc. (Nasdaq: CRWD), a leader in cloud-delivered endpoint and workload protection, today announced financial results for the second quarter fiscal year 2022, ended July 31, 2021.

"CrowdStrike delivered an outstanding second quarter with rapid subscription revenue growth and record net new ARR generated in the quarter. We saw strength in multiple areas of the business, added $151 million in net new ARR and grew ending ARR 70% year-over-year to exceed $1.34 billion. The success of our platform strategy and our growing brand leadership have led to a groundswell of customers turning to CrowdStrike as their trusted security platform of record. We believe that our extensible Falcon platform, purpose-built to leverage the power of the cloud, collecting data once and reusing it many times, is a fundamental cornerstone to building a durable growth business over the long-term," said George Kurtz, CrowdStrike’s co-founder and chief executive officer.

Commenting on the company's financial results, Burt Podbere, CrowdStrike’s chief financial officer, added, “In the second quarter we once again achieved strong growth at scale and delivered exceptional unit economics, drove leverage and remained capital efficient, generating strong operating and free cash flow. Given our strong performance and growing momentum in the market, and reflecting our view of a continued robust demand environment, we are raising our guidance for fiscal year 2022.”

Second Quarter Fiscal 2022 Financial Highlights

•Revenue: Total revenue was $337.7 million, a 70% increase, compared to $199.0 million in the second quarter of fiscal 2021. Subscription revenue was $315.8 million, a 71% increase, compared to $184.3 million in the second quarter of fiscal 2021.

•Annual Recurring Revenue (ARR) increased 70% year-over-year and grew to $1.34 billion as of July 31, 2021, of which $150.6 million was net new ARR added in the quarter.

•Subscription Gross Margin: GAAP subscription gross margin was 76%, compared to 76% in the second quarter of fiscal 2021. Non-GAAP subscription gross margin was 78%, compared to 78% in the second quarter of fiscal 2021.

•Income/Loss from Operations: GAAP loss from operations was $47.4 million, compared to $30.0 million in the second quarter of fiscal 2021. Non-GAAP income from operations was $35.3 million, compared to $7.8 million in the second quarter of fiscal 2021.

•Net Income/Loss Attributable to CrowdStrike: GAAP net loss attributable to CrowdStrike was $57.3 million, compared to $29.9 million in the second quarter of fiscal 2021. GAAP net loss per share attributable to CrowdStrike common stockholders was $0.25, compared to $0.14 in the second quarter of fiscal 2021. Non-GAAP net income attributable to CrowdStrike was $25.9 million, compared to $7.9 million in the second quarter of fiscal 2021. Non-GAAP net income per share attributable to CrowdStrike common stockholders, diluted, was $0.11, compared to $0.03 in the second quarter of fiscal 2021.

•Cash Flow: Net cash generated from operations was $108.5 million, compared to $55.0 million in the second quarter of fiscal 2021. Free cash flow was $73.6 million, compared to $32.4 million in the second quarter of fiscal 2021.

•Cash and Cash Equivalents was $1.79 billion as of July 31, 2021.

Recent Highlights

•Added 1,660 net new subscription customers in the quarter for a total of 13,080 subscription customers as of July 31, 2021, representing 81% growth year-over-year.

•CrowdStrike’s subscription customers that have adopted four or more modules, five or more modules and six or more modules increased to 66%, 53%, and 29%, respectively, as of July 31, 2021.

•Ranked number one for Modern Endpoint Security 2020 revenue market share in IDC’s Worldwide Corporate Endpoint Security Market Shares, 2020 report and named as a Leader in the IDC MarketScape report for U.S. Managed Detection & Response Services 2021 Vendor Assessment.

•Announced Falcon X Recon+, a new managed solution that simplifies the process of hunting and mitigating external threats to brands, employees and sensitive data.

•Added multiple new CrowdStrike Store partner integrations in the quarter, including Rapid7, Google Cloud, ExtraHop and Siemplify.

•Launched Falcon Complete for GovCloud, a U.S. FedRAMP compliant program, which provides cloud-native managed detection and response for the public sector.

•Won a fourth consecutive Approved Security Product award from leading independent testing organization AV-Comparatives. Within the AV-Comparatives Malware Protection Test, Falcon Pro for Mac achieved 99.8% malware protection.

•Named the winner of multiple partner-focused awards including the 2021 AWS Global Public Sector Partner Award for best cybersecurity solution, 2021 Canada AWS Partner Award as the ISV Partner of the Year and the Go-to-Market Technology Partner of the Year Award at Zscaler’s 2021 ZenithLive Cloud Summit.

Financial Outlook

CrowdStrike is providing the following guidance for the third quarter of fiscal 2022 (ending October 31, 2021) and increasing its guidance for fiscal year 2022 (ending January 31, 2022):

	Q3 FY22 Guidance	Full Year FY22 Guidance
Total revenue	$358.0 - $365.3 million	$1,391.2 - $1,409.4 million
Non-GAAP income from operations	$29.4 - $34.7 million	$138.5 - $152.1 million
Non-GAAP net income attributable to CrowdStrike	$19.7 - $25.0 million	$102.9 - $116.5 million
Non-GAAP net income per share attributable to CrowdStrike common stockholders, diluted	$0.08 - $0.10	$0.43 - $0.49
Weighted average shares used in computing non-GAAP net income per share attributable to CrowdStrike common stockholders, diluted	240 million	239 million

These statements are forward-looking and actual results may differ materially as a result of many factors. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Guidance for non-GAAP financial measures excludes stock-based compensation expense, amortization expense of acquired intangible assets, amortization of debt issuance costs and discount, legal reserve and settlement charges or benefits, gain (loss) on strategic investments, acquisition-related expenses, and tax costs for intellectual property integration relating to the Humio acquisition. We have not provided the most directly comparable GAAP measures because certain items are out of our control or cannot be reasonably predicted. Accordingly, a reconciliation for non-GAAP income from operations, non-GAAP net income attributable to CrowdStrike, and non-GAAP net income per share attributable to CrowdStrike common stockholders is not available without unreasonable effort.
Conference Call Information
CrowdStrike will host a conference call for analysts and investors to discuss its earnings results for the second quarter of fiscal 2022 and outlook for its fiscal third quarter and year 2022 today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). A recorded webcast of the event will also be available for one year on the CrowdStrike Investor Relations website ir.crowdstrike.com.

Date:	August 31, 2021
Time:	2:00 p.m. Pacific time / 5:00 p.m. Eastern time
Dial-in number:	409-937-8967, conference ID: 9695498
Webcast:	ir.crowdstrike.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our future growth, and future financial and operating performance, including our financial outlook for the fiscal third quarter and fiscal year 2022. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our limited operating history; risks associated with managing our rapid growth; our ability to identify and effectively implement the necessary changes to address execution challenges; the impact of the COVID-19 pandemic on our and our customers’ business; our limited experience with new product and subscription and support introductions and the risks associated with new products and subscription and support offerings, including the risk of defects, errors, or vulnerabilities; our ability to attract new and retain existing customers; our ability to successfully integrate acquisitions; the failure to timely develop and achieve market acceptance of new products and subscriptions as well as existing products and subscriptions and support; our ability to collaborate and integrate our products with offerings from other parties to deliver benefits to customers; rapidly evolving technological developments in the market for security products and subscription and support offerings; length of sales cycles; and general market, political, economic, and business conditions, including those related to COVID-19.

Further information on risks, uncertainties and other factors that could affect our financial results are included in the filings we make with the Securities and Exchange Commission (“SEC”) from time to time, including our most recently filed Quarterly Report on Form 10-Q and subsequent filings.
You should not rely on these forward-looking statements, as actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.
Use of Non-GAAP Financial Information
We believe that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to our financial condition and results of operations. For further information regarding these non-GAAP measures, including the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, please refer to the financial tables below, as well as the “Explanation of Non-GAAP Financial Measures" section of this press release.

Channels for Disclosure of Information

We intend to announce material information to the public through the CrowdStrike Investor Relations website ir.crowdstrike.com, SEC filings, press releases, public conference calls, and public webcasts. We use these channels, as well as social media and our blog, to communicate with our investors, customers, and the public about our company, our offerings, and other issues. It is possible that the information we post on social media and our blog could be deemed to be material information. As such, we encourage investors, the media, and others to follow the channels listed above, including the social media channels listed on our investor relations website, and to review the information disclosed through such channels. Any updates to the list of disclosure channels through which we will announce information will be posted on the investor relations page on our website.

Reports Referenced

Worldwide Corporate Endpoint Security Market Shares, 2020: Pandemic and Expanding Functionality Propelled Market Growth, (# US47768021), Jun 2021

IDC MarketScape: U.S. Managed Detection and Response Services 2021 Vendor Assessment, (Doc #US48129921), August 2021
About CrowdStrike Holdings
CrowdStrike provides cloud-delivered endpoint and cloud workload protection. Leveraging artificial intelligence (AI), the CrowdStrike Falcon® platform protects customers against cyberattacks on endpoints on or off the network by offering visibility and protection across the enterprise.

Copyright © 2021 CrowdStrike, Inc. All rights reserved. CrowdStrike and CrowdStrike Falcon® are the registered trademarks of CrowdStrike, Inc. CrowdStrike owns other trademarks and service marks, and may use the brands of third parties to identify their products and services.
Investor Relations Contact
CrowdStrike Holdings, Inc.
Maria Riley, Vice President of Investor Relations
investors@crowdstrike.com
669-721-0742
Press Contact
CrowdStrike Holdings, Inc.
Craig VerColen, Chief Communications Officer
press@crowdstrike.com
617-599-2180
###

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
Revenue
Subscription	$315,836	$184,256	$597,064	$346,478
Professional services	21,854	14,715	43,469	30,571
Total revenue	337,690	198,971	640,533	377,049
Cost of revenue
Subscription (1)(2)	75,993	44,037	140,896	81,281
Professional services (1)	14,439	10,354	28,041	20,005
Total cost of revenue	90,432	54,391	168,937	101,286
Gross profit	247,258	144,580	471,596	275,763
Operating expenses
Sales and marketing (1)(2)	153,861	95,127	288,992	183,265
Research and development (1)(2)	90,455	50,483	168,635	91,061
General and administrative (1)(3)(4)	50,345	28,961	92,719	54,004
Total operating expenses	294,661	174,571	550,346	328,330
Loss from operations	(47,403)	(29,991)	(78,750)	(52,567)
Interest expense(5)	(6,296)	(174)	(12,526)	(317)
Other income, net(6)	619	732	5,387	5,265
Loss before provision for income taxes	(53,080)	(29,433)	(85,889)	(47,619)
Provision for income taxes(7)	4,238	441	54,300	1,477
Net loss	(57,318)	(29,874)	(140,189)	(49,096)
Net income attributable to noncontrolling interest	—	—	2,178	—
Net loss attributable to CrowdStrike	$(57,318)	$(29,874)	$(142,367)	$(49,096)
Net loss per share attributable to CrowdStrike common shareholders, basic and diluted	$(0.25)	$(0.14)	$(0.63)	$(0.23)
Weighted-average shares used in computing net loss per share attributable to CrowdStrike common shareholders, basic and diluted	226,362	216,695	225,276	214,932
_____________________________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

	(in thousands)		(in thousands)
Subscription cost of revenue	$5,294	$2,635	$9,579	$4,630
Professional services cost of revenue	2,389	1,425	4,417	2,396
Sales and marketing	25,265	13,603	42,679	22,290
Research and development	25,808	9,029	43,609	13,929
General and administrative	17,531	11,021	30,365	18,106
Total stock-based compensation expense	$76,287	$37,713	$130,649	$61,351

(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

	(in thousands)		(in thousands)
Subscription cost of revenue	$2,771	$63	$4,766	$125
Sales and marketing	547	31	969	62
Research and development	—	10	—	20
Total amortization of acquired intangible assets	$3,318	$104	$5,735	$207
(3)Includes acquisition-related expenses as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

	(in thousands)		(in thousands)
General and administrative	$596	$—	$4,941	$—
Total acquisition-related expenses	$596	$—	$4,941	$—
(4)Includes legal reserve and settlement charges as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

	(in thousands)		(in thousands)
General and administrative	$2,500	$—	$2,500	$—
Total legal reserve and settlement charges	$2,500	$—	$2,500	$—

(5)Includes amortization of debt issuance costs and discount as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

	(in thousands)		(in thousands)
Interest expense	$546	$—	$1,093	$—
Total amortization of debt issuance costs and discount	$546	$—	$1,093	$—
(6)Includes gains from strategic investment as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

	(in thousands)		(in thousands)
Other income, net	$—	$—	$4,356	$—
Total gains from strategic investments	$—	$—	$4,356	$—
(7)Includes tax costs for intellectual property integration relating to the Humio acquisition as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020

	(in thousands)		(in thousands)
Provision for income taxes	$—	$—	$48,824	$—
Total provision for income taxes	$—	$—	$48,824	$—

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31,	January 31,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$1,787,051	$1,918,608
Accounts receivable, net of allowance for credit losses	266,540	239,199
Deferred contract acquisition costs, current	95,470	80,850
Prepaid expenses and other current assets	102,964	53,617
Total current assets	2,252,025	2,292,274
Strategic investments	14,165	2,500
Property and equipment, net	215,832	167,014
Operating lease right-of-use assets	34,854	36,484
Deferred contract acquisition costs, noncurrent	140,443	117,906
Goodwill	374,310	83,566
Intangible assets, net	85,580	15,677
Other assets	18,836	17,112
Total assets	$3,136,045	$2,732,533
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$19,642	$12,065
Accrued expenses	70,162	51,117
Accrued payroll and benefits	95,462	71,907
Operating lease liabilities, current	9,374	8,977
Deferred revenue	882,969	701,988
Other current liabilities	59,219	17,499
Total current liabilities	1,136,828	863,553
Long-term debt	738,772	738,029
Deferred revenue, noncurrent	281,388	209,907
Operating lease liabilities, noncurrent	29,378	31,986
Other liabilities, noncurrent	38,278	17,184
Total liabilities	2,224,644	1,860,659
Commitments and contingencies
Stockholders’ Equity
Common stock, Class A and Class B	114	112
Additional paid-in capital	1,775,087	1,598,259
Accumulated deficit	(872,483)	(730,116)
Accumulated other comprehensive income	1,550	2,319
Total CrowdStrike Holdings, Inc. stockholders’ equity	904,268	870,574
Non-controlling interest	7,133	1,300
Total stockholders’ equity	911,401	871,874
Total liabilities and stockholders’ equity	$3,136,045	$2,732,533

CROWDSTRIKE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2021	2020
Operating activities
Net loss	$(140,189)	$(49,096)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	24,725	17,621
Loss on disposal of property and equipment	244	—
Amortization of intangible assets	5,735	207
Amortization of deferred contract acquisition costs	50,419	28,171
Non-cash operating lease costs	4,469	4,939
Provision for credit losses	354	(269)
Stock-based compensation expense	130,649	61,351
Gain on sale of debt securities, net	—	(1,347)
Accretion of marketable securities purchased at a premium	—	578
Non-cash interest expense	1,199	320
Change in fair value of strategic investments	(4,356)	—
Changes in operating assets and liabilities, net of impact of acquisition
Accounts receivable	(24,257)	16,020
Deferred contract acquisition costs	(87,576)	(48,988)
Prepaid expenses and other assets	(47,883)	(1,953)
Accounts payable	5,383	9,634
Accrued expenses and other current liabilities	55,242	(8,112)
Accrued payroll and benefits	22,853	(711)
Operating lease liabilities	(5,022)	1,315
Deferred revenue	251,742	118,672
Other liabilities	12,277	5,250
Net cash provided by operating activities	256,008	153,602
Investing activities
Purchases of property and equipment	(55,793)	(30,334)
Capitalized internal-use software and website development	(9,273)	(3,850)
Purchase of strategic investments	(7,309)	(1,000)
Business acquisition, net of cash acquired	(353,746)	—
Purchases of marketable securities	—	(84,904)
Proceeds from sales of marketable securities	—	639,586
Maturities of marketable securities	—	91,605
Net cash (used in) provided by investing activities	(426,121)	611,103
Financing activities
Payment of debt issuance costs related to revolving line of credit	(219)	—
Payment of debt issuance costs related to Senior Notes	(1,581)	—
Proceeds from issuance of common stock upon exercise of stock options	9,492	16,601
Proceeds from issuance of common stock under the employee stock purchase plan	27,452	17,284
Capital contributions from non-controlling interest holders	3,655	550
Net cash provided by financing activities	38,799	34,435

Effect of foreign exchange rates on cash and cash equivalents	(243)	796

Net (decrease) increase in cash and cash equivalents	(131,557)	799,936

Cash and cash equivalents, beginning of period	1,918,608	264,798
Cash and cash equivalents, end of period	$1,787,051	$1,064,734

CROWDSTRIKE HOLDINGS, INC.
Non-GAAP Financial Measures with Reconciliation to GAAP
(in thousands, except percentages)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
GAAP subscription revenue	$315,836	$184,256	$597,064	$346,478

GAAP subscription gross profit	$239,843	$140,219	$456,168	$265,197
Add: Stock-based compensation expense	5,294	2,635	9,579	4,630
Add: Amortization of acquired intangible assets	2,771	63	4,766	125
Non-GAAP subscription gross profit	$247,908	$142,917	$470,513	$269,952

GAAP subscription gross margin	76%	76%	76%	77%

Non-GAAP subscription gross margin	78%	78%	79%	78%

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
GAAP total revenue	$337,690	$198,971	$640,533	$377,049

GAAP loss from operations	$(47,403)	$(29,991)	$(78,750)	$(52,567)
Add: Stock-based compensation expense	76,287	37,713	130,649	61,351
Add: Amortization of acquired intangible assets	3,318	104	5,735	207
Add: Acquisition-related expenses	596	—	4,941	—
Add: Legal reserve and settlement charges	2,500	—	2,500	—
Non-GAAP income from operations	$35,298	$7,826	$65,075	$8,991

GAAP operating margin	(14)%	(15)%	(12)%	(14)%

Non-GAAP operating margin	10%	4%	10%	2%

CROWDSTRIKE HOLDINGS, INC.
Non-GAAP Financial Measures with Reconciliation to GAAP (Continued)
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
GAAP net loss attributable to CrowdStrike	$(57,318)	$(29,874)	$(142,367)	$(49,096)

Add: Stock-based compensation expense	$76,287	$37,713	$130,649	$61,351
Add: Amortization of acquired intangible assets	3,318	104	5,735	207
Add: Acquisition-related expenses	596	—	4,941	—
Add: Amortization of debt issuance costs and discount	546	—	1,093	—
Add: Legal reserve and settlement charges	2,500	—	2,500	—
Add: Provision for income taxes(1)	—	—	48,824	—
Less: Gain on strategic investments attributable to CrowdStrike	—	—	(2,178)	—

Non-GAAP net income attributable to CrowdStrike	$25,929	$7,943	$49,197	$12,462

Weighted-average shares used in computing GAAP net loss per share attributable to CrowdStrike common stockholders, basic and diluted	226,362	216,695	225,276	214,932
Weighted-average shares used in computing Non-GAAP net income per share attributable to CrowdStrike common stockholders, basic	226,362	216,695	225,276	214,932
Weighted-average shares used in computing Non-GAAP net income per share attributable to CrowdStrike common stockholders, diluted	238,043	233,169	237,753	231,720

GAAP net loss per share attributable to CrowdStrike common stockholders, basic and diluted	$(0.25)	$(0.14)	$(0.63)	$(0.23)

Non-GAAP net income per share attributable to CrowdStrike common stockholders, basic	$0.11	$0.04	$0.22	$0.06
Non-GAAP net income per share attributable to CrowdStrike common stockholders, diluted	$0.11	$0.03	$0.21	$0.05

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
GAAP total revenue	$337,690	$198,971	$640,533	$377,049

GAAP net cash provided by operating activities	108,475	55,025	256,008	153,602
Less: Purchases of property and equipment	(29,997)	(20,640)	(55,793)	(30,334)
Less: Capitalized internal-use software and website development	(4,839)	(1,968)	(9,273)	(3,850)
Free cash flow	$73,639	$32,417	$190,942	$119,418

GAAP net cash (used in) provided by investing activities	$(41,175)	$(23,608)	$(426,121)	$611,103
GAAP net cash provided by financing activities	$36,190	$27,542	$38,799	$34,435

GAAP net cash provided by operating activities as a percentage of revenue	32%	28%	40%	41%
Less: Purchases of property and equipment as a percentage of revenue	(9)%	(10)%	(9)%	(8)%
Less: Capitalized internal-use software and website development as a percentage of revenue	(1)%	(1)%	(1)%	(1)%
Free cash flow margin	22%	16%	30%	32%
_____________________________
(1)We use our GAAP provision for income taxes for the purpose of determining our non-GAAP income tax expense. The tax costs for intellectual property integration relating to the Humio acquisition is included in the GAAP provision for income taxes during the first quarter of fiscal 2022. The income tax benefits related to stock-based compensation, amortization of intangibles, acquisition related expenses, amortization of debt issuance costs and discount, and gain on strategic investments attributable to CrowdStrike included in the GAAP provision for income taxes was not material for all periods presented.

CROWDSTRIKE HOLDINGS, INC.
Statements of Operations: GAAP to Non-GAAP Reconciliations
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
GAAP cost of revenue	$90,432	$54,391	$168,937	$101,286
Less:
Stock based compensation expense	7,683	4,060	13,996	7,026
Amortization of acquired intangible assets	2,771	63	4,766	125
Non-GAAP cost of revenue	$79,978	$50,268	$150,175	$94,135

GAAP subscription gross profit	$239,843	$140,219	$456,168	$265,197
Add:
Stock based compensation expense	5,294	2,635	9,579	4,630
Amortization of acquired intangible assets	2,771	63	4,766	125
Non-GAAP subscription gross profit	$247,908	$142,917	$470,513	$269,952

GAAP professional services gross profit	$7,415	$4,361	$15,428	$10,566
Add:
Stock based compensation expense	2,389	1,425	4,417	2,396
Non-GAAP professional services gross profit	$9,804	$5,786	$19,845	$12,962

GAAP sales and marketing operating expenses	$153,861	$95,127	$288,992	$183,265
Less:
Stock based compensation expense	25,265	13,603	42,679	22,290
Amortization of acquired intangible assets	547	31	969	62
Non-GAAP sales and marketing operating expenses	$128,049	$81,493	$245,344	$160,913

GAAP research and development operating expenses	$90,455	$50,483	$168,635	$91,061
Less:
Stock based compensation expense	25,808	9,029	43,609	13,929
Amortization of acquired intangible assets	—	10	—	20
Non-GAAP research and development operating expenses	$64,647	$41,444	$125,026	$77,112

GAAP general and administrative operating expenses	$50,345	$28,961	$92,719	$54,004
Less:
Stock based compensation expense	17,531	11,021	30,365	18,106
Acquisition-related expenses	596	—	4,941	—
Legal reserve and settlement charges	2,500	—	2,500	—
Non-GAAP general and administrative operating expenses	$29,718	$17,940	$54,913	$35,898

GAAP loss from operations	$(47,403)	$(29,991)	$(78,750)	$(52,567)
Add:
Stock based compensation expense	76,287	37,713	130,649	61,351
Amortization of acquired intangible assets	3,318	104	5,735	207
Acquisition-related expenses	596	—	4,941	—
Legal reserve and settlement charges	2,500	—	2,500	—
Non-GAAP income from operations	$35,298	$7,826	$65,075	$8,991

CROWDSTRIKE HOLDINGS, INC.
Statements of Operations: GAAP to Non-GAAP Reconciliations (continued)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2021	2020	2021	2020
GAAP net loss attributable to CrowdStrike	$(57,318)	$(29,874)	$(142,367)	$(49,096)
Add:
Stock based compensation expense	76,287	37,713	130,649	61,351
Amortization of acquired intangible assets	3,318	104	5,735	207
Acquisition-related expenses	596	—	4,941	—
Amortization of debt issuance costs and discount	546	—	1,093	—
Legal reserve and settlement charges	2,500	—	2,500	—
Provision for income taxes(1)	—	—	48,824	—
Less:
Gain on strategic investments attributable to CrowdStrike	—	—	(2,178)	—
Non-GAAP net income attributable to CrowdStrike	$25,929	$7,943	$49,197	$12,462

Weighted-average shares used in computing basic net income (loss) per share attributable to CrowdStrike common stockholders (GAAP and Non-GAAP)	226,362	216,695	225,276	214,932

GAAP basic net loss per share attributable to CrowdStrike common stockholders	$(0.25)	$(0.14)	$(0.63)	$(0.23)

Non-GAAP basic net income per share attributable to CrowdStrike common stockholders	$0.11	$0.04	$0.22	$0.06

GAAP diluted net loss per share attributable to CrowdStrike common stockholders	$(0.25)	$(0.14)	$(0.63)	$(0.23)
Add:
Stock-based compensation	0.32	0.16	0.55	0.26
Amortization of acquired intangible assets	0.01	—	0.02	—
Acquisition-related expenses	—	—	0.02	—
Amortization of debt issuance costs and discount	—	—	—	—
Legal reserve and settlement charges	0.01	—	0.01	—
Provision for income taxes (1)	—	—	0.21	—
Adjustment to fully diluted earnings per share (2)	0.02	0.01	0.04	0.02
Less:
Gain on strategic investments attributable to CrowdStrike	—	—	(0.01)	—
Non-GAAP diluted net income per share attributable to CrowdStrike common stockholders	$0.11	$0.03	$0.21	$0.05

Weighted-average shares used in diluted net income (loss) per share attributable to CrowdStrike common stockholders calculation:
GAAP	226,362	216,695	225,276	214,932
Non-GAAP	238,043	233,169	237,753	231,720
____________________________
(1)We use our GAAP provision for income taxes for the purpose of determining our non-GAAP income tax expense. The tax costs for intellectual property integration relating to the Humio acquisition is included in the GAAP provision for income taxes during the first quarter of fiscal 2022. The income tax benefits related to stock-based compensation, amortization of intangibles, acquisition related expenses, amortization of debt issuance costs and discount, gain on strategic investments attributable to CrowdStrike and legal reserve and settlement charges or benefits included in the GAAP provision for income taxes was not material for all periods presented.
(2)For periods in which we had diluted non-GAAP net income per share attributable to CrowdStrike common stockholders, the sum of the impact of individual reconciling items may not total to diluted Non-GAAP net income per share attributable to CrowdStrike common stockholders because the basic share counts used to calculate GAAP net loss per share attributable to CrowdStrike common stockholders differ from the diluted share counts used to calculate non-GAAP net income per share attributable to CrowdStrike common stockholders and because of rounding differences. The GAAP net loss per share attributable to CrowdStrike common stockholders calculation uses a lower share count as it excludes dilutive shares which are included in calculating the non-GAAP net income per share attributable to CrowdStrike common stockholders.

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Explanation of Non-GAAP Financial Measures
In addition to our results determined in accordance with U.S. generally accepted accounting principles (“GAAP”), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.
Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.  In addition, the utility of free cash flow as a measure of our financial performance and liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period.
Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.
Non-GAAP Subscription Gross Profit and Non-GAAP Subscription Gross Margin
We define non-GAAP subscription gross profit and non-GAAP subscription gross margin as GAAP subscription gross profit and GAAP subscription gross margin, respectively, excluding stock-based compensation expense and amortization of acquired intangible assets. We believe non-GAAP subscription gross profit and non-GAAP subscription gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these measures eliminate the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Income from Operations
We define non-GAAP income from operations as GAAP loss from operations excluding stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses and legal reserve and settlement charges or benefits. We believe non-GAAP income from operations provides our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as this metric generally eliminates the effects of certain variables unrelated to our overall operating performance.
Non-GAAP Net Income Attributable to CrowdStrike
We define non-GAAP net income attributable to CrowdStrike as GAAP net loss attributable to CrowdStrike excluding stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, amortization of debt issuance costs and discount, gain on strategic investments, legal reserve and settlement charges or benefits and the tax costs for intellectual property integration relating to the Humio acquisition. We believe non-GAAP net income attributable to CrowdStrike provides our management and investors consistency and comparability with our past financial performance and facilitates period-to-period comparisons, as this metric generally eliminates the effects of certain variables unrelated to our overall performance.
Non-GAAP Net Income per Share Attributable to CrowdStrike Common Stockholders, Basic and Diluted

We define non-GAAP net income per share attributable to CrowdStrike common stockholders, as non-GAAP net income attributable to CrowdStrike divided by the weighted-average shares outstanding, which includes the dilutive effect of potentially diluted common stock equivalents outstanding during the period.  We may periodically incur charges or receive payments in connection with litigation settlements. We exclude these charges and payments received from non-GAAP net income attributable to CrowdStrike when associated with a significant settlement because we do not believe they are reflective of ongoing business and operating results.

Free Cash Flow
Free cash flow is a non-GAAP financial measure that we define as net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software and website development. We monitor free cash flow as one measure of our overall business performance, which enables us to analyze our future performance without the effects of non-cash items and allow us to better understand the cash needs of our business. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for any given period. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparison.
Explanation of Operational Measures
Annual Recurring Revenue
ARR is calculated as the annualized value of our customer subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. To the extent that we are negotiating a renewal with a customer after the expiration of the subscription, we continue to include that revenue in ARR if we are actively in discussion with such an organization for a new subscription or renewal, or until such organization notifies us that it is not renewing its subscription.
Magic Number
Magic Number is calculated by performing the following calculation for the most recent four quarters and taking the average: annualizing the difference between a quarter’s Subscription Revenue and the prior quarter’s Subscription Revenue, and then dividing the resulting number by the previous quarter’s Non-GAAP Sales & Marketing Expense. Magic Number = Average of previous four quarters: ((Quarter Subscription Revenue – Prior Quarter Subscription Revenue) x 4) / Prior Quarter Non-GAAP Sales & Marketing Expense.